Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-279007, 333-169342 and 333-184781 on Form S-8 of our report dated February 25, 2025, relating to the financial statements of Douglas Dynamics, Inc., and the effectiveness of Douglas Dynamics, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
February 25, 2025